Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Announces Fiscal Fourth Quarter and Full Year 2023 Results

Reports Full-Year GAAP Net Income, Record Adjusted EBITDA and 28% Increase in Platform Revenue

HENDERSON, Nev., September 13, 2023 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, reported financial results for its fiscal fourth quarter and full year ended June 30, 2023.

Fiscal Fourth Quarter 2023 Summary

•	Total revenue increased 16% to $10.0 million
•	Platform revenue up 22% to $2.3 million; Annual recurring revenue up 19% to $9.4 million
•	Gross profit up 19% to the prior-year quarter; Total gross margin improved 110 basis points to 39.4%
•	Net income of $375,746 or one cent per diluted share, compared to a net loss of ($438,267) or one cent per share in the prior-year quarter
•	Adjusted EBITDA of $825,087 compared to ($121,327) in the same period a year ago
•	Cash flow from operations of $1.5 million compared to slightly negative cash flow in the prior-year quarter

Full-Year Fiscal 2023 Summary

•	Total revenue increased 14% to $37.7 million
•	Platform revenue of $8.7 million, a 28% increase, with a 14% increase in total deployments to 835
•	Total gross margin increased 250 basis points to 39.0%
•	Net income of $0.6 million, or $0.02 per diluted share, compared to a net loss of $1.6 million or ($0.06) per share in the prior year
•	Adjusted EBITDA of $2.0 million compared to ($0.4 million) in the previous year
•	Cash flow from operations of $3.4 million, compared to ($0.4 million) in the previous year

Items Subsequent to End of Fiscal 2023

•	Acquired ResoluteAI, a developer of advanced search and discovery tools
•	Engaged Jeremy Murphy as an advisor and observer to the Board of Directors

“Fiscal year 2023 was an exciting year for our business. Our results represent the significant progress made across our organization, highlighted by our highest annual organic revenue growth in more than a decade and first year of GAAP profitability since fiscal 2015,” said Roy W. Olivier, President and CEO of Research Solutions. “Our customers continue to recognize the greater efficiency and cost savings offered through our Article Galaxy platform and our recent acquisition of ResoluteAI expands these offerings and capabilities, providing us with meaningful cross-selling opportunities. While we continue to see headwinds in the platform business, we are optimistic about our fiscal year 2024 and look to continue to grow the business organically as well as through strategic M&A.”

Fiscal Fourth Quarter 2023 Results

Total revenue increased 16% to $10.0 million, compared to $8.6 million in the same year-ago quarter.

Platform subscription revenue increased 22% to $2.3 million compared to approximately $1.9 million in the year-ago quarter. The increase was primarily due to an increase in upsell activity within our existing customer base and an increase in the total number of paid Platform deployments, including 20 added in the quarter. The quarter ended with annual recurring revenue of $9.4 million, up 4% sequentially and 19% year-over-year (see the company's definition of annual recurring revenue below).

Transaction revenue was up 15%, increasing to $7.7 million, compared to $6.7 million in the fourth quarter of fiscal 2022. Transaction customers count for the quarter was 1,404, compared to 1,213 customers in the prior year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 110 basis points from the prior-year quarter to 39.4%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platform business.

Total operating expenses were approximately $3.7 million, a $62,000 decrease from the fourth quarter of 2022. The decrease was primarily due to lower sales and marketing expenses.

Net income in the fourth quarter was $376,000, or one cent per diluted share, compared to a net loss of ($438,000), or two cents per share, in the prior-year quarter. Adjusted EBITDA was $825,000, compared to ($121,000) in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Full-Year Fiscal 2023 Results

Total revenue increased 14% to $37.7 million, compared to $32.9 million in fiscal 2022.

Platform subscription revenue was $8.7 million, a 28% increase over the prior year. The increase was due to upselling current platform customers and an increase in the total number of paid Platform deployments.

Transaction revenue was $29.0 million, an 11% increase compared to the previous year. The increase is primarily due to organic growth and also the acquisition of certain customer contracts from FIZ Karlsruhe which became effective in the third quarter of fiscal 2023.

Total gross margin improved 250 basis points over the prior year to 39.0%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platform business.

Total operating expenses were $14.5 million compared to $13.7 million in the prior year. The increase was primarily due to higher stock compensation expense related to the transition to a new program that the Company views as better aligned with shareholders’ interests.

Net income for fiscal year 2023 was $572,000, or $0.02 per diluted share. Net loss in fiscal 2022 was $1.6 million, or ($0.06) per share. Adjusted EBITDA for fiscal 2023 was a positive $2.0 million, compared to a negative $374,000 in the prior year (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Cash and cash equivalents on June 30, 2023, amounted to $13.5 million compared to $10.6 million as of June 30, 2022. There were no outstanding borrowings under the company's $2.5 million revolving line of credit and the company had no long-term liabilities or other debt.

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Wednesday, September 13, 2023

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-412-317-5180

Conference ID: 10182138

The conference call will be broadcast live and available for replay until October 13, 2023, by dialing 1-412-317-6671 and using the replay ID 10182138, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Fourth Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended June 30,
	2023	2022	Change	% Change
Revenue:
Platforms	$2,303,375	$1,886,845	$416,530	22.1%
Transactions	$7,656,342	$6,675,164	981,178	14.7%
Total Revenue	9,959,717	8,562,009	1,397,708	16.3%

Gross Profit:
Platforms	2,028,265	1,646,631	381,634	23.2%
Transactions	1,892,278	1,636,511	255,767	15.6%
Total Gross Profit	3,920,543	3,283,142	637,401	19.4%

Gross profit as a % of revenue:
Platforms	88.1%	87.3%	0.8%
Transactions	24.7%	24.5%	0.2%
Total Gross Profit	39.4%	38.3%	1.0%

Operating Expenses:
Sales and marketing	455,030	691,368	(236,338)	-34.2%
Technology and product development	991,093	1,049,430	(58,337)	-5.6%
General and administrative	1,649,333	1,663,671	(14,339)	-0.9%
Depreciation and amortization	22,163	5,507	16,656	302.5%
Stock-based compensation	585,384	225,501	359,883	159.6%
Foreign currency translation loss	(37,743)	91,279	(129,022)	NM
Total Operating Expenses	3,665,260	3,726,756	(61,497)	-1.7%
Income (loss) from operations	255,283	(443,614)	698,897	157.5%

Other Income (Expenses):
Other income (expense)	120,522	6,377	114,145	NM
Provision for income taxes	(59)	(1,030)	971	-94.3%
Total Other Income (Expenses):	120,463	5,347	115,116	NM
Net income (loss)	$375,746	$(438,267)	814,013	185.7%
Adjusted EBITDA	$825,087	$(121,327)	$946,414	NM

	Quarter Ended June 30,
	2023	2022	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$9,107,681	$7,348,847	$1,758,834	23.9%
Incremental ARR	336,449	573,341	(236,892)	-41.3%
End of Period	$9,444,130	$7,922,188	$1,521,942	19.2%

Deployments:
Beginning of Period	815	680	135	19.9%
Incremental Deployments	20	53	(33)	-62.3%
End of Period	835	733	102	13.9%

ASP (Average sales price):
Beginning of Period	$11,175	$10,807	$368	3.4%
End of Period	$11,310	$10,808	$502	4.6%

Transaction Customers:
Corporate customers	1,090	920	170	18.5%
Academic customers	314	293	21	7.2%
Total customers	1,404	1,213	191	15.7%

Fiscal Full Year Financial and Operational Summary Tables vs. Prior-Year

	Twelve Months Ended June 30,
	2023	2022	Change	% Change
Revenue:
Platforms	$8,683,246	$6,787,772	$1,895,474	27.9%
Transactions	$29,020,206	$26,146,380	2,873,826	11.0%
Total Revenue	37,703,452	32,934,152	4,769,300	14.5%

Gross Profit:
Platforms	7,655,960	5,851,183	1,804,777	30.8%
Transactions	7,044,931	6,168,491	876,440	14.2%
Total Gross Profit	14,700,891	12,019,674	2,681,217	22.3%

Gross profit as a % of revenue:
Platforms	88.2%	86.2%	2.0%
Transactions	24.3%	23.6%	0.7%
Total Gross Profit	39.0%	36.5%	2.5%

Operating Expenses:
Sales and marketing	2,285,478	2,276,172	9,306	0.4%
Technology and product development	3,742,192	3,711,085	31,107	0.8%
General and administrative	6,654,012	6,406,400	247,612	3.9%
Depreciation and amortization	52,649	17,651	34,998	198.3%
Stock-based compensation	1,849,906	1,096,384	753,522	68.7%
Foreign currency translation loss	(121,953)	143,898	(265,851)	NM
Total Operating Expenses	14,462,284	13,651,590	810,694	5.9%
Income (loss) from operations	238,608	(1,631,916)	1,870,523	114.6%

Other Income (Expenses):
Other income (expense)	338,617	7,154	331,463	NM
Provision for income taxes	(5,602)	(7,622)	2,020	-26.5%
Total Other Income (Expenses):	333,015	(468)	333,483	NM
Net income (loss)	$571,623	$(1,632,384)	2,204,006	135.0%
Adjusted EBITDA	$2,019,210	$(373,983)	$2,393,192	NM

	Twelve Months Ended June 30,
	2023	2022	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$7,922,188	$5,880,179	$2,042,009	34.7%
Incremental ARR	1,521,942	2,042,009	(520,067)	-25.5%
End of Period	$9,444,130	$7,922,188	$1,521,942	19.2%

Deployments:
Beginning of Period	733	553	180	32.5%
Incremental Deployments	102	180	(78)	-43.3%
End of Period	835	733	102	13.9%

ASP (Average sales price):
Beginning of Period	$10,808	$10,633	$175	1.6%
End of Period	$11,310	$10,808	$502	4.6%

Transaction Customers:
Corporate customers	1,012	886	126	14.2%
Academic customers	304	299	5	1.6%
Total customers	1,316	1,185	131	11.1%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended June 30,
	2023	2022	Change	% Change
Net Income (loss)	$375,746	$(438,267)	$814,013	185.7%
Add (deduct):
Other income (expense)	(120,522)	(6,377)	(114,145)	NM
Foreign currency translation loss	(37,743)	91,279	(129,022)	-141.3%
Provision for income taxes	59	1,030	(971)	-94.3%
Depreciation and amortization	22,163	5,507	16,656	302.5%
Stock-based compensation	585,384	225,501	359,883	159.6%
Adjusted EBITDA	$825,087	$(121,327)	$946,414	NM

	Twelve Months Ended June 30,
	2023	2022	Change	% Change
Net Income (loss)	$571,623	$(1,632,384)	$2,204,006	135.0%
Add (deduct):			-
Other income (expense)	(338,617)	(7,154)	(331,463)	NM
Foreign currency translation loss	(121,953)	143,898	(265,851)	-184.7%
Provision for income taxes	5,602	7,622	(2,020)	-26.5%
Depreciation and amortization	52,649	17,651	34,998	198.3%
Stock-based compensation	1,849,906	1,096,384	753,522	68.7%
Adjusted EBITDA	$2,019,210	$(373,983)	$2,393,192	NM

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visitwww.researchsolutions.com and www.reprintsdesk.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding improved product offerings and cross-selling opportunities, , management’s optimistic outlook for fiscal 2024, and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	June 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$13,545,333	$10,603,175
Accounts receivable, net of allowance of $85,015 and $94,144, respectively	6,153,063	5,251,545
Prepaid expenses and other current assets	400,340	276,026
Prepaid royalties	1,202,678	846,652
Total current assets	21,301,414	16,977,398

Other assets:
Property and equipment, net of accumulated depreciation of $881,908 and $840,996, respectively	70,193	47,985
Intangible assets, net of accumulated amortization of $747,355 and $723,036, respectively	462,068	—
Deposits and other assets	1,052	893
Total assets	$21,834,727	$17,026,276

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,079,516	$6,604,032
Deferred revenue	6,424,724	5,538,526
Total current liabilities	14,504,240	12,142,558

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 29,487,508 and 27,075,648 shares issued and outstanding, respectively	29,487	27,076
Additional paid-in capital	29,941,873	28,072,855
Accumulated deficit	(22,522,649)	(23,094,272)
Accumulated other comprehensive loss	(118,224)	(121,941)
Total stockholders’ equity	7,330,487	4,883,718
Total liabilities and stockholders’ equity	$21,834,727	$17,026,276

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

	Years Ended
	June 30,
	2023	2022
Revenue:
Platforms	$8,683,246	$6,787,772
Transactions	29,020,206	26,146,380
Total revenue	37,703,452	32,934,152

Cost of revenue:
Platforms	1,027,286	936,589
Transactions	21,975,275	19,977,889
Total cost of revenue	23,002,561	20,914,478
Gross profit	14,700,891	12,019,674

Operating expenses:
Selling, general and administrative	14,409,634	13,633,939
Depreciation and amortization	52,649	17,651
Total operating expenses	14,462,283	13,651,590

Income (loss) from operations	238,608	(1,631,916)

Other income	338,617	7,154

Income (loss) from operations before provision for income taxes	577,225	(1,624,762)
Provision for income taxes	(5,602)	(7,622)

Net income (loss)	571,623	(1,632,384)

Other comprehensive income (loss):
Foreign currency translation	3,717	(2,364)
Comprehensive income (loss)	$575,340	$(1,634,748)

Basic income (loss) per common share:
Net income (loss) per share	$0.02	$(0.06)
Weighted average common shares outstanding	26,860,761	26,422,295

Diluted income (loss) per common share:
Net income (loss) per share	$0.02	$(0.06)
Weighted average common shares outstanding	29,139,759	26,422,295

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended
	June 30,
	2023	2022
Cash flow from operating activities:
Net income (loss)	$571,623	$(1,632,384)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	52,649	17,651
Fair value of vested stock options	375,189	470,615
Fair value of vested restricted common stock	1,418,718	557,496
Fair value of vested unrestricted common stock	68,272	—
Modification cost of stock options	56,000	—
Changes in operating assets and liabilities:
Accounts receivable	(901,518)	(534,092)
Prepaid expenses and other current assets	(124,314)	(5,774)
Prepaid royalties	(356,026)	58,269
Accounts payable and accrued expenses	1,337,056	(83,156)
Deferred revenue	886,198	734,175
Net cash provided by (used in) operating activities	3,383,847	(417,200)

Cash flow from investing activities:
Purchase of property and equipment	(47,209)	(44,288)
Payment for non-refundable deposit for asset acquisition	(297,450)	—
Net cash used in investing activities	(344,659)	(44,288)

Cash flow from financing activities:
Proceeds from the exercise of stock options	57,500	97,688
Proceeds from the exercise of warrants	—	59,500
Common stock repurchase	(104,250)	(93,918)
Payment of contingent acquisition consideration	(50,509)	—
Net cash provided by (used in) financing activities	(97,259)	63,270

Effect of exchange rate changes	229	(2,944)
Net increase (decrease) in cash and cash equivalents	2,942,158	(401,162)
Cash and cash equivalents, beginning of period	10,603,175	11,004,337
Cash and cash equivalents, end of period	$13,545,333	$10,603,175

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,602	$7,622

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$138,428	$—

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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